Exhibit 10.46.2

                                                                December 9, 2002


                    Award of Deferred Restricted Stock Units


Pursuant to Section 10 of the Albertson's, Inc. Amended and Restated 1995 Stock-Based Incentive Plan (the "Plan"), ___name________ (the "Participant"), ________title__________, of Albertson's, Inc. (the "Company") is hereby awarded deferred restricted stock units (the "Units") representing ______ shares of the common stock, $1.00 par value, of Albertson's, Inc. upon the terms and conditions set forth below on December 9, 2002.

1. Each Unit represents a hypothetical share of the Company's common stock, $1.00 par value (the "Stock"), and will at all times be equal in value to a share of Stock. The Units will be credited to the Participant in an account established for the Participant, and an amount equal to the amount of the quarterly dividend on the equivalent amount of Stock will be paid quarterly to the Participant.

2. The Units will vest as follows: _____ Units on each of the first, second, third, fourth and fifth anniversaries of the award date (each a "Vesting Date"), provided that the Participant has been continuously employed by the Company from December 9, 2002 through the applicable Vesting Date.

3. The vested Units will not be distributed in Stock to the Participant until he or she retires or otherwise leaves the employment of the Company.

4. In consideration of the grant of this award of Deferred Stock Units, the Participant agrees during the term of this agreement and for a period of one year from the last Vesting Date not to become employed by another company in the food and/or drug business that competes against the Company.

5. Except as otherwise permitted by the Plan's Committee, the Units are not assignable or transferable by the Participant (voluntarily or by operation of law).

6. The terms of the Plan with regard to change of control (Section 13 of the Plan) will apply to this award.

7. The Participant will not have any rights as a stockholder with respect to any shares of Stock issuable pursuant to the Units until the date on which a stock certificate (or certificates) representing such Stock is issued.

8. The number of shares of Stock issuable pursuant to the Units are subject to equitable adjustment as provided in Section 14 of the Plan.

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9.   Notices  hereunder  will be  mailed  or  delivered  to the  Company  at the
     Corporate Secretary's Department, Albertson's, Inc., P.O. Box 20, Boise, Idaho 83726 and will be mailed or delivered to the Participant at the Participant's address set forth in the payroll records of the Company, or in either case at such other address as one party may subsequently furnish to the other party in writing.

10. This award will not confer upon the Participant any right with respect to continuance of employment by the Company, nor will it interfere in any way with any right of the Company to terminate the Participant's employment at any time.

11. The laws of the State of Delaware will govern this award and all matters related hereto.

12. This award is subject to the terms of the Plan, and the Participant is being delivered a copy of the Plan with this award agreement.

13. The Participant will pay to the Company, on demand, any taxes the Company reasonably determines it is required to withhold under applicable tax laws with respect to the Units or the issuance of Stock pursuant to this award. The tax withholding obligation may be satisfied by the Participant instructing the Company to withhold shares of stock otherwise issuable pursuant to this award in order to satisfy the minimum tax withholding amount permissible under the method that results in the least amount withheld.

14. This agreement may be executed in two or more counterparts, each of which will be an original but all of which together will represent one and the same agreement.

15. This agreement cannot be changed or terminated orally. The agreement and the Plan contain the entire agreement between the parties relating to the subject matter hereof.


     PARTICIPANT                            ALBERTSON'S, INC.

     _____________________________          By: ________________________________
     Participant Name                       Chairman and Chief Executive Officer